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                        TERMINATION AND RELEASE AGREEMENT


                  THIS TERMINATION AND RELEASE AGREEMENT dated as of October 22, 1999, is entered into by and between EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation (the "Corporation") and EDWARD J. MCNERNEY ("McNerney").

                                    RECITALS

                  A. The Corporation and McNerney are parties to an Employment Agreement dated November 20, 1998 (the "Employment Agreement") and a certain Change in Control Agreement dated January 29, 1999 (the Control Agreement").

                  B. The Corporation and McNerney wish to terminate the Employment Agreement and the Control Agreement except as expressly set forth herein.

                                   AGREEMENTS

                  In consideration of the recitals and mutual agreements hereinafter contained, the Corporation and McNerney agree as follows:

                  1. Termination of Employment Agreement and Control Agreement. All rights and obligations of the Corporation and McNerney pursuant to the Employment Agreement and Control Agreement are hereby terminated, and the Agreements are of no further force or effect, except for the provisions of paragraphs 7, 8 and 9 of the Employment Agreement, which shall remain in full force and effect for the duration of this Agreement.

                  2. Release. McNerney hereby releases and forever discharges the Corporation, its respective officers, directors, representatives, successors and assigns of and from all claims, whether known or unknown, and whether or not contingent which McNerney ever had, now has or hereafter can, shall or may have against the Corporation or any other party hereto relating in any way to the Employment Agreement and Control Agreement.

                  3. Duties. During the term of this Agreement, McNerney will hold himself available to consult with the Corporation from time to time, when, if and as required during normal business hours and upon reasonable advance notice. Consultation by telephone shall be deemed sufficient unless McNerney's physical presence is clearly necessary.



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                  4. Payment. In consideration for the termination of the
Employment Agreement and the Control Agreement and McNerney's consultation services, the Corporation will:

                  (a) pay to McNerney on the Corporation's regular payroll payment dates annual compensation in the following amounts:

                  August 23 - August 22, 1999 - 2000          $225,000
                  August 23 - August 22, 2000 - 2001          $225,000
                  August 23 - August 22, 2001 - 2002          $260,000

                  (b) pay for McNerney's health insurance coverage in effect and on the same basis that such insurance was paid for while McNerney was actively employed by the Corporation; provided, however, that such obligation will terminate on the earlier to occur of McNerney's obtaining other health insurance coverage or June 30, 2000;

                  (c) provide to McNerney his company car until its current lease expires on the same terms that applied during McNerney's active employment; provided, however, that McNerney shall be personally responsible for any excess mileage changes;

                  (d) reimburse McNerney for reasonable business expenses incurred by him in rendering consulting services under this Agreement; and

                  (e) extend McNerney's right to exercise options granted to him prior to the date of this Agreement until 5:00 p.m. on September 15, 2001.

                  (f) In the event of McNerney's death, payments under this agreement will continue to be paid to McNerney's wife or estate.

                  All payments made under this Agreement shall be in accordance with Corporation's normal payroll practices in effect from time to time and shall be subject to all normal withholding.

         5. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

         6. Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or

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delivered personally, in the case of Edac, to its principal business office, and in the case of McNerney, to his address appearing on the records of Edac, or to such other address as he may designate in writing to Edac.

         7. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. The parties specifically acknowledge that the provisions of sections 7(a), 7(b)(i), 7(b)(ii) and 7(b)(iii) of the Employment Agreement are each separate and independent agreements.

         8. Amendment. This Agreement may only be amended by an agreement in writing signed by all of the parties hereto.

         9. Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Edac, its successors and assigns, and McNerney, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of McNerney may not be delegated or assigned.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                                                 EDAC TECHNOLOGIES CORPORATION

                                                 BY  /s/John J. DiFrancesco
                                                     ----------------------

                                                 Its Chairman
                                                     ----------------------


                                                     /s/Edward J. McNerney
                                                     ---------------------
                                                        Edward J. McNerney


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